Borrowing Base Agreement and Fourth Amendment to Amended and Restated Credit Agreement
THIS BORROWING BASE AGREEMENT AND FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 28, 2014 (the “Amendment Effective Date”), is by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), the Lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (together with its successors in such capacity, the “Administrative Agent”).
Recitals
WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of June 22, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement;
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to, among other things, (i) adjust the required Total Leverage Ratio and Senior Secured Leverage Ratio for the fiscal quarter ending June 30, 2014, (ii) make certain adjustments to the calculation of the Midstream Component and (iii) make certain adjustments to the Scheduled Upstream Component Redetermination currently scheduled to occur on October 1, 2014, in each case as described herein, upon the satisfaction of the conditions set forth herein;
WHEREAS, the Administrative Agent and the Lenders party hereto have agreed that (i) the Upstream Component of the Borrowing Base shall be redetermined at $330,000,000 as of June 1, 2014 and (ii) the Midstream Component of the Borrowing Base shall be recalculated as of June 1, 2014;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

Amendments to Credit Agreement
Section 1.01    Amendments to Section 1.01.

(a)Section 1.01 of the Credit Agreement is hereby amended by amending and restating each of the following definitions in its entirety:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.07 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount of each Lender’s Commitment shall be the amount as agreed between the Administrative Agent and such Lender and set forth on Annex I. The total Commitments for all Lenders on the Fourth Amendment Effective Date equal $819,165,178.

“Midstream Attributed Value” means for any Midstream Properties, the Midstream EBITDA for such Midstream Properties multiplied by (i) to but excluding the date on which the Borrower delivers its financial statements for the fiscal quarter ending June 30, 2014, pursuant to Section 8.01(b), 4.50, (ii) from and after the date on which the Borrower delivers its financial statements for the fiscal quarter ending June 30, 2014, pursuant to Section 8.01(b), to but excluding the date on which the Borrower delivers its financial statements for the fiscal quarter ending September 30, 2014, pursuant to Section 8.01(b), 4.30, and (iii) thereafter, 3.75.

“Midstream Component” means an amount equal to (a) to but excluding the date on which the Borrower delivers its financial statements for the fiscal quarter ending June 30, 2014, pursuant to Section 8.01(b), the lesser of (i) Midstream EBITDA multiplied by 4.50 and (ii) sixty percent (60%) of the Borrowing Base, (b) from and after the date on which the Borrower delivers its financial statements for the fiscal quarter ending June 30, 2014, pursuant to Section 8.01(b), to but excluding the date on which the Borrower delivers its financial statements for the fiscal quarter ending September 30, 2014, pursuant to Section 8.01(b), the lesser of (i) Midstream EBITDA multiplied by 4.30 and (ii) sixty percent (60%) of the Borrowing Base and (c) thereafter, the lesser of (i) Midstream EBITDA multiplied by 3.75 and (ii) fifty-five percent (55%) of the Borrowing Base (or sixty percent (60%) of the Borrowing Base for the first two full fiscal quarters following an acquisition of Midstream Properties in an aggregate amount in excess of $25,000,000).

(b)Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in its appropriate alphabetical order as follows:

“Fourth Amendment Effective Date” means May 28, 2014.

(c)The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the references to “200 basis points” and “300 basis points” appearing in the paragraph at the end thereof with “225 basis points” and “325 basis points”, respectively.

Section 1.02    Amendment to Section 2.07. Section 2.07 of the Credit Agreement is hereby amended by adding a new subsection (c) to read as follows:

(c)    Automatic Reduction of Commitments. Notwithstanding anything to the contrary set forth in this Agreement, from and after the Fourth Amendment Effective Date, upon any redetermination of the Upstream Component or recalculation of the Midstream Component resulting in a reduction of the total Borrowing Base (whether due to a scheduled redetermination or recalculation, interim redetermination or otherwise), the total Commitments shall be permanently reduced by an amount equal to such reduction, automatically and without any action on the part of the Administrative Agent or the Lenders. Each such reduction shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage. Upon such reduction, Annex I shall be deemed amended and restated to reflect such reduction, and the Borrower and the Lenders hereby authorize the Administrative Agent to amend and restate Annex I on their behalf without any further action or consent under this Agreement.
Section 1.03    Amendments to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended as follows:

(a)Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)    Total Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter, permit the Total Leverage Ratio to be greater than the applicable ratio set forth for such fiscal quarter below.

Fiscal Quarter Ended	Total Leverage Ratio
March 31, 2014	5.85:1.00
June 30, 2014	5.85:1.00
September 30, 2014	4.75:1.00
December 31, 2014 through the Maturity Date	4.50:1.00

(b)Section 9.01(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)    Senior Secured Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter ending on or before September 30, 2014, permit the Senior Secured Leverage Ratio to exceed the applicable ratio set forth below for such fiscal quarter.

Fiscal Quarter Ended	Total Senior Secured Leverage Ratio
March 31, 2014	3.40:1.00
June 30, 2014	3.40:1.00
September 30, 2014	2.95:1.00

Section 1.04    Amendment to Annex I. Annex I to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as “Annex I”.

ARTICLE II

Borrowing Base Agreement
Section 2.01    Borrowing Base Redetermination. Notwithstanding anything to the contrary set forth in the Credit Agreement, the Borrower, the Administrative Agent and the Lenders hereby agree that, effective as of June 1, 2014, (a) the Upstream Component shall be redetermined at $330,000,000 (the “New Upstream Component”) and (b) the amount of the Midstream Component shall be recalculated pursuant to the definition thereof (as amended hereby), and the Administrative Agent, the Lenders and the Borrower acknowledge that such calculation equals $489,165,178 (the “New Midstream Component”). The New Upstream Component and New Midstream Component shall each be effective from and after June 1, 2014, to but excluding the date of the next redetermination of the Upstream Component or recalculation of the Midstream Component, as applicable. For the avoidance of doubt, (i) the New Upstream Component shall not constitute an Interim Upstream Component Redetermination and (ii) this Section 2.01 shall not affect any of the Borrower’s obligations set forth in Section 8.12 of the Credit Agreement.

Section 2.02    October 1, 2014 Upstream Component Redetermination. Notwithstanding anything to the contrary set forth in the Credit Agreement, the Borrower, the Administrative Agent and the Lenders hereby agree (i) the Scheduled Upstream Component Redetermination scheduled to become effective as of October 1, 2014 pursuant to Section 2.08(a)(iv)(A) of the Credit Agreement shall instead become effective as of September 1, 2014 and (ii) the Borrower shall deliver, and hereby agrees to deliver, on or before August 1, 2014, a Reserve Report evaluating the Upstream Component Properties as of May 30, 2014, prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate (provided, that projections concerning volumes attributable to the Upstream Component Properties and related production and cost estimates contained in such Reserve Report are necessarily based upon professional opinions, estimates and projections and such opinions, estimates and projections may not ultimately prove accurate) and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report (and the requirement set forth in Section 8.12 to deliver a Reserve Report dated as of June 30, 2014, on or before September 1, 2014, is hereby waived). For the avoidance of doubt, this Section 2.01 shall not affect any Scheduled Upstream Component Redetermination or the requirements to deliver Reserve Reports in connection therewith other than the Scheduled Upstream Component Redetermination scheduled to become effective as of October 1, 2014.

ARTICLE III

Conditions Precedent
Section 3.01    This Amendment shall not become effective until the date on which each of the following conditions is satisfied:

(a)the Administrative Agent has received duly executed counterparts of this Amendment from the Borrower and each Lender, in such numbers as the Administrative Agent or its counsel may reasonably request;

(b)the Administrative Agent has received, for the account of each Lender, on or prior to the date hereof, upfront fees in an aggregate amount for each Lender equal to two and one-half basis points (0.025%) of the amount of such Lender’s Commitment;

(c)the Administrative Agent and the Lenders have received such other fees as may be agreed to among the Borrower, the Administrative Agent and the Lenders with respect hereto and all other fees due and payable on or prior to the effectiveness hereof as provided in any Loan Document, including to the extent invoiced in reasonable detail reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent); and

(d)before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will occur and be continuing as of the Amendment Effective Date.

The Administrative Agent is authorized to declare this Amendment effective upon the satisfaction of the foregoing conditions and shall notify the Borrower and the Lenders thereof, and such notice shall be conclusive and binding.

ARTICLE IV

Representations and Warranties

Section 4.01    Each Loan Party hereby represents and warrants to each Lender that:

(a)    each of the representations and warranties of such Loan Party set forth in the Credit Agreement and in the other Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties continue to be true and correct in all material respects as of such specified earlier date;
(b)    at the time of, and immediately after giving effect to, this Amendment, no Default has occurred and is continuing;
(c)    the execution, delivery and performance by such Loan Party of this Amendment are within its powers and have been duly authorized by all necessary corporate or other action;
(d)    this Amendment constitutes the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(e)    the execution, delivery and performance by such Loan Party of this Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Loan Parties or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment or the other Loan Documents, (ii) will not violate any applicable law or regulation or any Organization Document of such Loan Party or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by such Loan Party and (iv) will not result in the creation or imposition of any Lien on any Property of such Loan Party (other than the Liens created by the Loan Documents).
ARTICLE V

Miscellaneous

Section 5.01    Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Each Loan Party hereby (a) acknowledges the terms of this Amendment and (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, and any security interested granted by, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, notwithstanding the consents and waivers contained herein. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or the Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or the Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.

Section 5.02    Release. In consideration of the agreements contained herein, the Borrower and each Guarantor hereby forever waives, discharges and releases each of the Lenders, the Administrative Agent, any other Agent, the Issuing Bank and the Swingline Lender, and each of their respective officers, directors, agents and employees and its affiliates, successors, assigns, shareholders and controlling persons (collectively, the “Released Persons”) from any and all claims (including, without limitation, cross-claims, counterclaims, rights of set-off and recoupment), demands, debts, accounts, contracts, liabilities, damages, actions and causes of actions, whether in law or in equity, of whatsoever nature and kind, whether known or unknown, that the Borrower or any Guarantor at any time had or has, or that its successors, assigns, affiliates, shareholders and controlling persons hereafter can or may have against the Released Persons, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby or hereby.

Section 5.03    GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.04    Descriptive Headings, Etc. The descriptive headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Amendment are hereby incorporated into this Amendment in their entirety.

Section 5.05    Entire Agreement. This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

Section 5.06    Loan Document. This Amendment is a Loan Document executed under the Credit Agreement, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 5.07    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 5.08    Successors. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:	EAGLE ROCK ENERGY PARTNERS, L.P.
By:    Eagle Rock Energy GP, L.P.
By:    Eagle Rock Energy G&P, LLC

By:    /s/ Jeffrey P. Wood
Name: Jeffrey P. Wood
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:	EROC MIDSTREAM ENERGY, L.P.
EROC QUITMAN GATHERING COMPANY, LP
EROC GATHERING COMPANY, LP
MIDSTREAM GAS SERVICES, L.P.
EAGLE ROCK FIELD SERVICES, L.P.
EAGLE ROCK ENERGY SERVICES, L.P.
EAGLE ROCK PIPELINE, L.P.
EAGLE ROCK UPSTREAM DEVELOPMENT II, L.P.
EAGLE ROCK GAS GATHERING & PROCESSING, LTD.
EAGLE ROCK OPERATING, L.P.
EAGLE ROCK GOM, L.P.
EAGLE ROCK DESOTO PIPELINE, L.P.
EAGLE ROCK MIDSTREAM, L.P.

By:	Eagle Rock Pipeline GP, LLC, its general partner

By: __/s/ Jeffrey P. Wood______________________
Name: Jeffrey P. Wood
Title: Senior Vice President and Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP L.P.

By:	Eagle Rock Upstream Development Company, Inc., its general partner

By: __/s/ Jeffrey P. Wood______________________
Name: Jeffrey P. Wood
Title: Senior Vice President and Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	Eagle Rock Upstream Development Company II, Inc., its general partner

By: __/s/ Jeffrey P. Wood______________________
Name: Jeffrey P. Wood
Title: Senior Vice President and Chief Financial Officer

EAGLE ROCK ENERGY GP, L.P.

By:	Eagle Rock Energy G&P, LLC, its general partner

By: __/s/ Jeffrey P. Wood______________________
Name: Jeffrey P. Wood
Title: Senior Vice President and Chief Financial Officer

EAGLE ROCK ENERGY G&P, LLC
HESCO GATHERING COMPANY, LLC
HESCO PIPELINE COMPANY, L.L.C.
EROC PRODUCTION, LLC
EAGLE ROCK PIPELINE GP, LLC
EAGLE ROCK ENERGY ACQUISITION CO., INC.
EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.
ESCAMBIA ASSET CO. LLC
ESCAMBIA OPERATING CO. LLC
EAGLE ROCK ENERGY ACQUISITION CO. II, INC.
EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.
SUPERIOR GAS COMPRESSION, LLC
GALVESTON BAY GATHERING, LLC
CMA PIPELINE PARTNERSHIP, LLC
EAGLE ROCK FINANCE CORP.
EAGLE ROCK ENERGY G&P HOLDING, INC.
EAGLE ROCK MARKETING, LLC
EAGLE ROCK GAS SERVICES, LLC
EAGLE ROCK MID-CONTINENT HOLDING, LLC
EAGLE ROCK MID-CONTINENT ASSET, LLC

By: __/s/ Jeffrey P. Wood______________________
Name: Jeffrey P. Wood
Title: Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:    /s/ David Dodd
Name:    David Dodd
Title: Managing Director

THE ROYAL BANK OF SCOTLAND, plc, as Co-Documentation Agent and Lender

By:    /s/ Sanjay Remond
Name:    Sanjay Remond
Title:    Director

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Michael Clayborne
Name:    Michael Clayborne
Title:    Vice President

COMPASS BANK, as a Lender

By:    /s/ Ian Payne
Name:    Ian Payne
Title:    Vice President

CITIBANK, N.A., as a Lender

By:    /s/ Peter Kardos
Name:    Peter Kardos
Title:    Vice-President

COMERICA BANK, as a Lender

By:    /s/ William Robinson
Name:    William Robinson
Title:    Vice President

ING CAPITAL LLC, as a Lender

By:    /s/ Juli Bieser
Name:    Juli Bieser
Title:    Director

By:    /s/ Michael Price
Name:    Michael Price
Title:    Managing Director

ROYAL BANK OF CANADA, as a Lender

By:    /s/ Don J. McKinnerney
Name:    Don J. McKinnerney
Title:    Authorized Signatory

REGIONS BANK, as a Lender

By:    /s/ Daniel G. Steele
Name:    Daniel G. Steele
Title:    Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:    /s/ Alan Dawson
Name:    Alan Dawson
Title:    Director

UBS AG, STAMFORD BRANCH, as a Lender

By:    /s/ Lana Gifas
Name:    Lana Gifas
Title:    Director

By:    /s/ Jennifer Anderson
Name:    Jennifer Anderson
Title:    Associate Director

CAPITAL ONE, N.A., as a Lender

By:    /s/ Matthew L. Molero
Name:    Matthew L. Molero
Title:    Sr. Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ John C. Lozano
Name:    John C. Lozano
Title:    Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:    /s/ Michelle Latzoni
Name:    Michelle Latzoni
Title:    Authorized Signatory

WHITNEY BANK, as a Lender

By:    /s/ Parker U. Mears
Name:    Parker U. Mears
Title:    Vice President

Annex I

Name of Lender	Applicable Percentage	Commitment
Wells Fargo Bank, N.A.	17.439024390243900%	$142,854,415.19
Bank of America, N.A.	10.365853658536600%	$84,913,463.57
The Royal Bank of Scotland plc	10.365853658536600%	$84,913,463.57
Royal Bank of Canada	8.536585365853660%	$69,928,734.71
Compass Bank	6.097560975609760%	$49,949,096.22
Citibank, N.A.	6.097560975609760%	$49,949,096.22
Comerica Bank	6.097560975609760%	$49,949,096.22
ING Capital LLC	6.097560975609760%	$49,949,096.22
Regions Bank	6.097560975609760%	$49,949,096.22
The Bank of Nova Scotia	6.097560975609760%	$49,949,096.22
UBS AG, Stamford Branch	6.097560975609760%	$49,949,096.22
Capital One, National Association	3.658536585365850%	$29,969,457.73
U.S. Bank National Association	3.658536585365850%	$29,969,457.73
Whitney Bank	3.048780487804880%	$24,974,548.11
Goldman Sachs Lending Partners LLC	0.243902439024390%	$1,997,963.85
TOTAL:	100.0000000000000000%	$819,165,178.00